Exhibit 99(a)

Household Finance Corporation
Household Automotive Trust 2001-3
---------------------------------


Original Principal Class A
   Class A-1                            200,000,000
   Class A-2                            147,000,000
   Class A-3                            290,000,000
   Class A-4                            183,000,000
Number of Class A Bonds (000's)
   Class A-1                                200,000
   Class A-2                                147,000
   Class A-3                                290,000
   Class A-4                                183,000


Distribution Date                                                   2002 Totals
Days

CLASS A
Class A-1 Principal Distribution                                  157,759,356.46
Class A-1 Interest Distribution                                     1,231,599.90

Class A-2 Principal Distribution                                  102,775,994.52
Class A-2 Interest Distribution                                     3,597,181.79

Class A-3 Principal Distribution                                            0.00
Class A-3 Interest Distribution                                    10,671,999.96

Class A-4 Principal Distribution                                            0.00
Class A-4 Interest Distribution                                     7,997,100.00